Exhibit 99.1

1UPX Using a black ink pen, mark your votes with an Xas shown in this example.Please do not write outside the designated areas. 03PR1D ++Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box.Date (mm/dd/yyyy) — Please print date below. Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. B qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q2022Special Meeting Proxy Card Proposals — The Board of Directors recommend a vote FOR Proposals 1 and 2. A 1. Approval of the merger agreement 2. Adjournment of the Professional Special MeetingForAgainstAbstainForAgainstAbstain 000004 MR A SAMPLEDESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6ENDORSEMENT_LINE______________ SACKPACK_____________1234 5678 9012 345 MMMMMMMMM MMMMMMMMMMMMMM M 557103MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 JNTC123456789 MMMMMMMMMMMM MMMMMM M 000000000.000000 ext000000000.000000 ext 000000000.000000 ext000000000.000000 ext000000000.000000 ext 000000000.000000 extIf no electronic voting, delete QR code and control # Δ≈ You may vote online or by phone instead of mailing this card. OnlineGo to www.investorvote.com/PFHD or scanthe QR code — login details are located in the shaded bar below.Save paper, time and money! Sign up for electronic delivery atwww.investorvote.com/PFHD PhoneCall toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Votes submitted electronically must bereceived by December 14, 2022 at 11:59 P.M.,Eastern Time.Your vote matters – here’s how to vote!

2022 Special Meeting

2022 Special Meeting of Professional Holding Corp. Shareholders

1:00 P.M. Eastern Time, December 15, 2022

The 2022 Special Meeting of Shareholders will be a "virtual meeting" of shareholders. If you were a shareholder of record on November 4, 2022, or you hold a valid proxy for the Special Meeting, you may attend live at meetnow.global/MFUNXZU and vote online at the Special Meeting.

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/PFHD

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Professional Holding Corp.

Notice of 2022 Special Meeting of Shareholders

Proxy Solicited by Board of Directors for Special Meeting — December 15, 2022.

Abel Iglesias and Mary Usategui, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of Professional Holding Corp. to be held on December 15, 2022.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR items 1 and 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Professional Holding Corp VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

2022 Special Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

+

A Proposals — The Board of Directors recommend a vote FOR Proposals 1 and 2.

	For	Against	Abstain
1. Approval of the merger agreement	☐	☐	☐
2. Adjournment of the Professional Special Meeting	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 5 5 7 1 0 3 +

03PR2D

2022 Special Meeting

2022 Special Meeting of Professional Holding Corp. Shareholders

1:00 P.M. Eastern Time, December 15, 2022

The 2022 Special Meeting of Shareholders will be a "virtual meeting" of shareholders. If you were a shareholder of record on November 4, 2022, or you hold a valid proxy for the Special Meeting, you may attend live at meetnow.global/MFUNXZU and vote online at the Special Meeting.

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Professional Holding Corp.

Notice of 2022 Special Meeting of Shareholders

Proxy Solicited by Board of Directors for Special Meeting — December 15, 2022.

Abel Iglesias and Mary Usategui, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of Professional Holding Corp. to be held on December 15, 2022.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR items 1 and 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)